As filed with the Securities and Exchange Commission on August 30, 2016

Registration No. 333-185610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL ENERGY INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 Nicollet Mall
Minneapolis, Minnesota	55401
(Address of registrant’s principal executive offices)	(Zip code)

Nuclear Management Company, LLC NMC Savings and Retirement Plan

(Full title of the plan)

BEN FOWKE Chairman, President and Chief Executive Officer Xcel Energy Inc. 401 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	ROBERT FRENZEL Executive Vice President and Chief Financial Officer Xcel Energy Inc. 401 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

SCOTT WILENSKY

Executive Vice President and General Counsel

Xcel Energy Inc.

401 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Xcel Energy Inc. hereby amends its Registration Statement on Form S-8 (Registration No. 333-185610) by filing this Post-Effective Amendment No. 1 to such Registration Statement to reflect that the Nuclear Management Company, LLC NMC Savings and Retirement Plan (the “Plan”) was amended and restated, effective as of January 1, 2015 (except as noted in the Plan), to amend certain administrative and payment provisions under the Plan and to file a copy of the Plan, as amended and restated to date. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

5.01*	Opinion of Counsel regarding legality of shares

23.01*	Consent of Deloitte & Touche

23.02*	Consent of Counsel (included in Exhibit 5.01)

24.01**	Powers of Attorney (Exhibit 24.01 to Form 10-K of Xcel Energy file number 001-03034, for the year ended December 31, 2015)

99.01	Nuclear Management Company, LLC NMC Savings and Retirement Plan (as amended and restated effective as of Jan. 1, 2015)

*	Previously filed
**	Incorporated by reference

The Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 30th day of August, 2016.

Xcel Energy Inc.

By:	/s/ Robert Frenzel
Robert Frenzel
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

*	Chairman, President, Chief Executive Officer, and Director
Ben Fowke	(Principal Executive Officer)

/s/ Robert Frenzel	Executive Vice President and Chief Financial Officer
Robert Frenzel	(Principal Financial Officer)

/s/ Jeffrey S. Savage	Senior Vice President and Controller
Jeffrey S. Savage	(Principal Accounting Officer)

*	Director
Gail Koziara Boudreaux

*	Director
Richard K. Davis

*	Director
Richard T. O’Brien

*	Director
Christopher J. Policinski

*	Director
James T. Prokopanko

*	Director
A. Patricia Sampson

Signature	Title

*	Director
James J. Sheppard

*	Director
David A Westerlund

*	Director
Kim Williams

*	Director
Timothy V. Wolf

*	By:	/s/ Scott Wilensky
Scott Wilensky
Attorney-in Fact

NMC Savings and Retirement Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Nuclear Management Company, LLC NMC Savings and Retirement Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) Plan has duly caused this Poste-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 30, 2016.

Nuclear Management Company, LLC NMC Savings and Retirement Plan

By:	/s/ Jeffrey S. Savage
Name: Jeffery S. Savage
Title: Pension Trust Administration Committee

EXHIBIT INDEX

Exhibit Number	Description

5.01*	Opinion of Counsel regarding legality of shares

23.01*	Consent of Deloitte & Touche

23.02*	Consent of Counsel (included in Exhibit 5.01)

24.01**	Powers of Attorney (Exhibit 24.01 to Form 10-K of Xcel Energy file number 001-03034, for the year ended December 31, 2015)

99.01	Nuclear Management Company, LLC NMC Savings and Retirement Plan (as amended and restated effective as of Jan. 1, 2015)

*	Previously filed
**	Incorporated by reference